Exhibit 99.1

October 1, 2003

Contact:
J. Bradley Scovill
Chief Financial Officer
Phone: (717) 735-5608

FOR IMMEDIATE RELEASE

Sterling Financial Corporation agrees to purchase
Church Capital Management, Bainbridge Securities

LANCASTER, PA – Sterling Financial Corporation (Nasdaq: SLFI) announced today that it has entered into a definitive agreement to purchase Church Capital Management, Inc. and Church Capital’s affiliate, Bainbridge Securities Inc. Both Church Capital Management and Bainbridge Securities are headquartered in Yardley, Bucks County, Pennsylvania.

Founded in 1987 by Gregory A. Church, Church Capital Management is a Securities and Exchange Commission (SEC) Registered Investment Advisor with assets under management in excess of $600 million. Bainbridge Securities is a National Association of Securities Dealers (NASD) securities broker/dealer offering a wide array of investment services.

“The purchase of Church Capital Management and Bainbridge Securities allows us to more effectively provide a comprehensive array of financial services to our customers,” said J. Roger Moyer, Jr., President and Chief Executive Officer of Sterling Financial Corporation. “Our customers, Church Capital’s customers and Bainbridge Securities’ customers will now have a full menu of options to best meet their personal and business investment needs.”

From a corporate standpoint, Sterling Financial will now be able to handle brokerage transactions without having to use an outside, third-party source. That alone, according to Moyer, will result in greater efficiency and cost-effectiveness. Sterling expects the transaction to be accretive in the first full year of operations.

While adding a Registered Investment Advisor and a broker/dealer have been part of Sterling Financial’s strategic plan for a number of years, it was more than just the capabilities of Church Capital Management and Bainbridge Securities that appealed to Sterling Financial.

“Their investment philosophy is right in step with our own,” said Moyer. “In addition, they have the expertise and quality leadership we were looking for and the demographics of their customers are ideally suited for the services and products we provide.”

While customers of all Sterling Financial affiliates will benefit from the addition of the new companies, Church Capital Management and Bainbridge Securities will be working closely with Sterling Financial Trust Company. According to Greg Church, President of Church Capital Management, the relationship between the trust company and Sterling’s newest affiliates is the perfect marriage of people and resources.

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“What is exciting for me is that we are bringing together three extremely successful companies, each with their own area of expertise, all working together.” said Church. “We have customers who will benefit immensely from what Sterling Financial provides. And through Church Capital and Bainbridge Securities, we will bring outstanding value to Sterling Financial customers as well.”

Greg Lefever, President of Sterling Financial Trust Company, also believes the partnering of resources and expertise will benefit customers of all Sterling companies.

“Whether a customer needs estate planning, financial planning, asset management, or brokerage transaction services, they will be able to find it through one contact,” said Lefever. “And they can have the confidence that regardless of what they need, they have experts in that field working on their behalf to help them realize their financial goals.”

Sterling’s plans are for Church Capital Management and Bainbridge Securities to operate as autonomous affiliate companies within the Sterling family of companies.

McConnell, Budd & Romano, Inc. acted as financial adviser to Sterling and Shumaker Williams, P.C. acted as its legal counsel. Keefe, Bruyette & Woods, Inc. acted as financial adviser to Church Capital and Bainbridge, and Archer & Greiner acted as its legal counsel.

Sterling Financial Corporation is a family of financial services organizations that operates 55 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East, Bank of Lebanon County and PennSterling Bank. As of June 30, 2003, total assets of Sterling Financial Corporation were over $2.2 billion. In addition to its banking affiliates, Sterling’s affiliates include Town and Country Leasing, LLC, Lancaster Insurance Group, LLC, Equipment Finance LLC, a specialty commercial finance company, Sterling Financial Settlement Services, and Sterling Financial Trust, which manages $1 billion in assets.

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, and other risks and uncertainties, including those detailed in Sterling Financial’s filings with the Securities and Exchange Commission.

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